SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               -------------------

            Date of Report: February 15th, 2002
                            (Date of earliest event reported)

                    National Medical Health Card System, Inc.
             (Exact name of Registrant as specified in its charter)

                   Delaware                000-26749          11-2581812
               (State or Other           (Commission      (I.R.S. Employer
               Jurisdiction of           File Number)     Identification No.)
               Incorporation or
                Organization)

                26 Harbor Park Dr. Port Washington, NY 11050
                  (Address of Principal Executive Offices)


                               516-626-0007
            (Registrant's telephone number, including Area Code)



ITEM 5.   OTHER EVENTS.

     Effective February 15th, 2002, National Medical Health Card Systems, Inc. (the "Company") changed its state of incorporation from New York to Delaware. The change in the Company's state of incorporation was approved by its stockholders at the annual meeting of stockholders held January 24th, 2001.

     The reincorporation in the State of Delaware was accomplished by the merger of the Company into National Medical Health Card Systems, Inc., a Delaware corporation ("Health Card Delaware"), its wholly owned subsidiary, which was the surviving corporation in the merger. Prior to the merger, Health Card Delaware had no assets or liabilities other than nominal assets or liabilities. The reincorporation will not result in any change in the Company's name, business, assets or liabilities; will not cause the Company's corporate headquarters or other facilities to be moved; and will not result in any relocation of management or other employees.

     Stockholders will not be required to undertake a mandatory exchange of the Company's shares. Certificates for the Company's shares automatically represent an equal number of shares in Health Card Delaware. Health Card Delaware common stock is deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of Rule 12g-3 promulgated thereunder.

ITEM 7.   EXHIBITS.

None.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.


Date: May 27, 2002                      By:/s/ Bert E. Brodsky
                                         Name: Bert E. Brodsky
                                        Title: Chairman of the Board